Exhibit 99.2

Exhibit A to Bill of Sale, Assignment, Acceptance and Assumption
Agreement

                                 Fair Value    Fair Value    Fair Value
Holdings                         3-31-2006     6-30-2006     12-29-2006
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CareCentric Solutions, Inc.              0             0              0
CheckTech Financial Corporation          0             0              0
Dakota Arms, Inc.                  200,001             0              0
Dakota Holdings, LLC               575,688             0              0
Impres Medical, Inc.                     0             0              0
Qualmark Inc.                        9,881         8,940          6,822
Triangle Biomedical Sciences, Inc.       0             0              0
CVM Equity Fund IV, Ltd.                 0             0              0
El Dorado Ventures III, L.P.             0             0              0
O,W&W Pacrim Investments Limited         0             0              0
Spectrum Equity Ventures, L.P.           0             0              0
Trinity Ventures IV, L.P.                0             0              0